FOOD FOR HEALTH CO., INC.
                      8% CONVERTIBLE SUBORDINATED NOTE
                           DUE SEPTEMBER 15, 2004

$2,000,000.00                                             September 15, 1999

     THIS CONVERTIBLE SUBORDINATED NOTE evidences debt of, and a potential right to convert such debt into equity of, Food for Health Co., Inc., an Arizona Corporation (the "Corporation"). The Corporation is currently a wholly owned subsidiary of AMCON Distributing Company (the "Parent"), a Delaware corporation. At the time of the execution of this Note, the parties acknowledge that the Parent may (but is not required to) distribute its interest in the Corporation to the Parent's shareholders, at which time the Corporation would become a publicly held corporation (this transaction is referred to as the "Spin-Off").

     The Corporation, for value received, promises to pay to Eric Hinkefent, Mary Ann O'Dell, Sally Sobol, and Amy Laminsky, or any transferee permitted under this Note, (each of which is a "Payee" and all of which are collectively, the "Holder") the principal amount of Two Million Dollars ($2,000,000.00) and to pay interest thereon at the rate of eight percent (8%) per annum. Interest shall accrue from the date hereof and shall be paid in quarterly installments on the 15th day of March, June, September and December, commencing on December 15, 1999. Interest shall be paid on the basis of a 360-day year of twelve 30-day months. Principal and all unpaid accrued interest shall be paid on September 15, 2004 ("Maturity"). Both principal and interest are payable in lawful money of the United States of America at Health Food Associates, Inc., d.b.a. Akin's, 7807 East 51st Street, Tulsa, Oklahoma 74145, to the attention of Eric Hinkefent. Exhibit A sets forth, for each Payee, the amount of the initial principal balance of this Note to which that Payee is entitled, and the percentage obtained from dividing such amount by the initial principal balance of this Note ("Payee Percentage"). Each time the Corporation makes a payment under this Note, such payment will deemed properly made to all Payees if the Corporation delivers to Eric Hinkefent separate checks, one payable to each of the Payees, with the amount of each respective separate check equal to the total payment made by the Corporation multiplied by the Payee Percentage for the respective Payee. Eric Hinkefent assumes all responsibility for distributing the separate checks to the Payees, and the Corporation shall be entitled to assert as a complete defense to any claim of nonpayment by any Payee that the relevant payment was delivered to Eric Hinkefent.

     Any and every right and action that may be taken by the Holder under this Note, including without limitation the exercise of any conversion right, is valid only if such right or action has been authorized in advance by unanimous written consent of all of the Payees, and if such written consent is delivered to the Corporation upon request.

     The securities represented hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and may not be resold, transferred, pledged, hypothecated or otherwise assigned until (a) the Corporation has received from the Holder's counsel an opinion satisfactory to the Corporation that such transfer can be made without compliance with the registration provisions of the Act, or (b) a registration statement filed by the Corporation is declared effective.

                                   ARTICLE 1

                         CONVERSION AND PURCHASE RIGHTS

     1.1 Conversion Price. If, prior to Maturity, the Spin-Off takes place, all or any portion of the principal amount of this Note is convertible, at the option of the Holder, into shares of the Corporation's Common Stock ("Conversion Shares"), at any time within 60 days after notice from the Corporation that the Spin-Off will occur. In addition, if prior to Maturity, there is a sale of substantially all of the assets or stock of the Corporation or an acquisition of the Corporation by merger (a "Sale" of the Corporation), all or any portion of the principal amount of this Note is convertible, at the option of the Holder, into Conversion Shares, at any time within 60 days after notice from the Corporation that the Sale will occur (and, in such event, the term, "Spin-off," shall be deemed to refer to the "Sale" for purposes of this
Article 1). The conversion price per share ("Conversion Price") shall be equal to the total outstanding principal balance of this Note at the time of conversion, divided by the total number of shares into which this Note may be converted (the total number of "Conversion Shares"). The total number of Conversion Shares shall be equal to a quotient, obtained by dividing (1) the product of (a) the unpaid principal balance of this Note, multiplied by (b) the number of shares of common stock outstanding immediately prior to the closing of the Spin-Off, on a fully-diluted basis assuming the exercise of all options and conversion rights other than conversion rights pursuant to this Note, by (2) the difference between (i) seventy-five percent (75%) of the Corporation's gross sales (on a consolidated basis including Health Food Associates, Inc. and all other subsidiaries) for the twelve-month period ending on the month preceding the Spin-Off, and (ii) the unpaid principal balance of this Note. For example, if 28,500 shares of common stock are outstanding before conversion, $2,000,000 is the unpaid principal balance, and annual gross sales are $150,000,000, 75% of gross sales are $112,500,000, and the number of shares into which the Note may be converted will be the quotient, obtained by dividing (1) the product of (a) $2,000,000, multiplied by (b) 28,500 (which is 57,000,000,000), by (2) the difference between (i) $112,500,000, and (ii) $2,000,000 (which is $110,500,000), or 57,000,000,000 divided by 110,500,000, or 515.8371 shares. The Conversion Price is subject to adjustment as provided in Section 1.2 of this Note. Sales of any subsidiary that has not been owned by the Corporation during any month of the twelve months preceding the closing of the Spin-Off, shall be calculated as if it had been a subsidiary of the Corporation during such month. The foregoing provision for determining the number of Conversion Shares is expressed for convenience of reference in the following formula and is subject to the more detailed definitions above:

     Number of Conversion Shares = [(shares before conversion)x(loan balance)]
                                   -------------------------------------------
                                       [(75% of annual sales) loan balance]

     1.2 Anti-Dilution Adjustment of Conversion Terms. The Conversion Price and number of shares to be issued upon conversion or purchase determined pursuant to this Article 1 shall be subject to adjustment, as follows:

           1.2.1 Merger, Sale of Assets, etc. If the Corporation at any time shall consolidate with or merge (other than pursuant to a merger in which the Corporation is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation) into or sell or convey all or substantially all its assets to any person or entity, this Note shall thereafter evidence the right to purchase such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall apply to successive transactions of a similar nature by any such successor or purchaser. It is the intent of this subsection to treat the Holder of the Note, for purposes of adjusting the number of shares to be issued upon conversion and adjusting the Conversion Price, as if he had exercised his right to conversion immediately prior to the event triggering the adjustments described herein, but this sentence does not require Holder to convert the Note upon any of the events that are the subject of this subsection 1.2.1.

           1.2.2 Reclassification, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right or purchase right contained in this Article 1 into the same or a different number of securities of any class or classes, this Note shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion or purchase right immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event. It is the intent of this subsection to treat the Holder of the Note, for purposes of adjusting the number of shares to be issued upon conversion and adjusting the Conversion Price, as if he had exercised his right to conversion immediately prior to the event triggering the adjustments described herein, but this sentence does not require Holder to convert the Note upon any of the events that are the subject of this subsection 1.2.2.

     1.3 Notice of Adjustment. Whenever events occur requiring the Conversion Price to be adjusted, the Corporation shall promptly file with its secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief financial officer showing the adjusted Conversion Price, setting forth in reasonable detail the facts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such chief financial officer's certificate shall be made available at all reasonable times for inspection by the Holder. Promptly after each such adjustment, the Corporation shall mail a copy of such certificate by certified mail to the Holder. The Corporation shall endorse on any Note executed and delivered by the Corporation a description of each adjustment, if any, under this Section as the result of events occurring before the execution and delivery of the Note. If, within 45 days of the mailing of such certificate, the Holder notifies the Corporation in writing of its disagreement with the adjustment to the Conversion Price contained in the certificate, then the Corporation will promptly obtain and mail to the Holder a certificate of a firm of independent certified public accountants selected by the Corporation's board of directors (who may be the regular auditors of the Corporation) covering the same items required by the chief financial officer's certificate. The certificate of the firm of independent public accountants will be conclusive evidence of the correctness of the computations with respect to any adjustment of the Conversion Price.

     1.4 Authorized Shares. The Corporation covenants that during the period the conversion or purchase rights under this Article 1 exist, the Corporation will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note. The Corporation agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note or purchase of shares pursuant hereto. All shares of the Corporation's Common Stock (or other securities in the event of an adjustment of the Conversion Price) which may be issued upon the conversion of this Note shall, upon issuance, be deemed to be fully paid and nonassessable.

     1.5 Exercise of Conversion Privilege. If the Spin-Off is consummated, the Holder shall receive a Conversion Privilege. The Conversion Privilege shall be exercisable by the Holder within 60 days after delivery, upon written notice to the Corporation or its successor and the surrender of this Note in exchange for the number of shares of Common Stock (or other securities and property, including cash, in the event of an adjustment of the Conversion Price) into which this Note is convertible based upon the Conversion Price.

     1.6 Issuance of Stock Certificate. Upon the conversion of this Note, the Corporation shall forthwith issue to the Holder a certificate or certificates representing the number of shares of its Common Stock (or other securities in the event of an adjustment of the Conversion Price) to which the conversion relates. The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of this Note and, in lieu thereof, shall pay a cash adjustment based upon the then current fair market value of the Common Stock as determined by the Board of Directors on the last business day prior to the date of conversion. If the entire principal amount of this
Note is converted upon the surrender hereof, the Corporation shall pay within 20 days all interest accrued hereon to the date of conversion and issue and deliver to the Holder certificates evidencing the number of shares of Common Stock required herein. If a portion of the principal amount of this Note is converted, upon surrender hereof the Corporation shall pay within 20 days all interest accrued on the portion converted hereon to the date of conversion, issue and deliver to the Holder a certificate for the proper number of shares of Common Stock required for the portion converted, and deliver a new Note in the form hereof for the balance of the principal amount hereof.

                                   ARTICLE 2

                             REGISTRATION RIGHTS

     2.1 Investment Representation. The Holder hereby represents and warrants that it has acquired this Note for purpose of investment and with no present intent to sell or distribute the same. Should it exercise the conversion or purchase rights under Article 1, any securities of the Corporation so acquired will be with the same investment intent.

     2.2 Definitions. The following constitute definitions of certain of the terms used in this Article Eight:

           2.2.1   "Act" means the Securities Act of 1933 as amended.

           2.2.2   "Commission" means the Securities and Exchange Commission.

           2.2.3 "Conversion Shares" means the common Stock issuable upon conversion of the Note.

           2.2.4 "Securities" shall mean the Note, and any of the Conversion Shares.

     2.3 Piggyback Registration Rights. Subject to the consent of the Corporation's underwriter in connection with such offering, if the Corporation proposes to register any of its securities under the Securities Act pursuant to an underwritten offering in an amount of not less than $10,000,000.00, (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable or a registration using any form that does not permit secondary sales of securities), it will give written notice to the Holder of its intention to do so and the intended method of disposition. Upon written request of the Holder delivered to the Corporation within 30 days after receipt of such written notice (which request shall state the number of shares of Conversion Shares to be registered), the Corporation will use its best efforts in connection with such registrations of securities to be sold for the Corporation's account, at its own expense, to register under the Securities Act all shares of Conversion Shares requested to be registered by holder and outstanding as of the date of the written notice or to be outstanding upon conversion pursuant to any notice of conversion which is effective on or prior to the date of notice of the request for registration, all to the extent required to permit disposition in accordance with the intended method.

     2.4 Registration Obligations. As a condition to the satisfaction of its obligations to file each of the registration statements required pursuant to Section 2.3, ("Registration Statement"), the Corporation shall:

           2.4.1 Effect Registration. Deliver to Holder a copy of such Registration Statement and, as expeditiously as possible, use its best efforts to effect registration under the Act of the Securities to which such Registration Statement relates.

           2.4.2 Declaration of Effectiveness. Promptly notify the Holder of the time when such Registration Statement has become effective or any supplement to any prospectus forming a part of such Registration Statement has been filed.

           2.4.3 Notices of Effectiveness. Promptly notify the Holder of the time when such Registration Statement has become effective or any supplement to any prospectus forming a part of such Registration Statement has been filed.

           2.4.4 Notices of Requests for Amendment. Promptly notify the Holder of any requests by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information.

           2.4.5 Amend Upon Request. Prepare and file with the Commission promptly upon the Holder's request any amendment or supplements to such Registration Statement or prospectus which, in the option of counsel for the Holder, may be necessary or advisable in connection with the distribution of the Securities by the Holder.

           2.4.6 Amend to Correct. Promptly prepare and file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omission, if at any time when a prospectus relating to the securities is required to be delivered under the Act, any event shall have occurred as a result of which such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

           2.4.7 Amend for Prospectus Delivery. In case the Holder or any underwriter for the Holder is required to deliver a prospectus, at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Act.

           2.4.8 Prior Notice of Amendment. Furnish to the Holder as soon as available copies of any amendment or supplement to the Registration Statement and each preliminary or final prospectus or supplement a reasonable time prior to the filing thereof, all in such quantities as the Holder may from time to time reasonably request, and not file any such amendment or supplement to which the Holder shall reasonably object after having been furnished a copy.

           2.4.9 Stop Orders. Advise promptly after the Corporation shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order shall be issued.

           2.4.10 Blue Sky Compliance. Use its best efforts to qualify or register the Securities for transfer under the securities laws of such states as the Holder may designate.

           2.4.11 Comfort Letter. Obtain a cold comfort letter from the independent public accountants of the Corporation in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holder or the underwriter reasonably requests.

           2.4.12 Opinion. Cause to be issued in favor of the Holder an opinion of counsel in customary form and covering such matters of the type customarily covered by opinions in connection with registered offerings as the Holder reasonably requests.

           2.4.13 Compliance. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but no more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

           2.4.14 Costs and Expenses. Holder shall pay for all fees and expenses of its legal, tax, accounting and other advisors in connection with the Registration Statement. Corporation shall pay all other expenses in connection with the Registration Statement.

           2.4.15 Indemnification. Indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are cause by any untrue statement or alleged untrue statement or any material fact contained, on the effective date thereof, in any Registration Statement under which the Securities were registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and reimburse the Holder and each controlling person for any legal or other expenses reasonably incurred by the Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished by the Holder in writing specifically for use in the preparation thereof.

     2.5 Limitations. Notwithstanding any other provision of this Article 2, (a) the Corporation shall not be obliged to file on behalf of the Holder of the Note more than one registration statement pursuant to the terms of this
Article 2 in any twelve-month period, not including for this purpose any registration statement or notification described in Section 2.3 and (b) the Corporation shall have the privilege of postponing action under this paragraph for a reasonable period of time (not exceeding 120 days) in the event the filing would, in the opinion of the Corporation's Board of Directors, adversely affect a material financing project, or a proposed or pending acquisition, merger, or other corporate reorganization for which the Corporation is or is expected to be a party.

     2.6 Indemnification by the Holder. In the event of any registration of any Securities pursuant to this Article 2, the Holder will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed any such registration statement, and such person, if any, who controls the Corporation within the meaning of the Act, against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     2.7 Indemnification Procedures. Promptly after receipt by an indemnified party under this Article 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Article 2 notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. In the event the indemnifying party gives notice to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof subsequent to the date of such notice other than reasonable costs of investigation.

     2.8 Legend. Any certificate representing Securities shall be stamped with a suitable endorsement to the effect that said Securities are subject to the terms and conditions of this Article 2, a copy of which is on file and available for the inspection at the main office of the Corporation.

     2.9 Lockup Agreement. In consideration for the Corporation agreeing to its obligations under this Article 2, the Holder agrees in connection with any registration of the Corporation's securities that, upon the request of the underwriter(s) managing any underwritten offering of the Corporation's securities, such holders shall execute an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Conversion Shares, other than shares included in the registration, without the prior written consent of the underwriter(s) for the period of time (not to exceed 180 days) from the effective date of the registration as the underwriter(s) may specify unless a longer period is requested by any state securities administrator exercising jurisdiction over the offer or sale of securities in its state.

                                   ARTICLE 3

                                PREPAYMENT RIGHTS

     3.1 Prepayment. Corporation shall not, without the prior written consent of the Holder, be entitled to make any prepayment(s) of any portion of principal or interest of this Note, in whole or in part, provided that the Corporation may, in its sole discretion, prepay all or any portion of principal or interest of this Note in the event of a Sale of the Corporation (as defined in Section 1.1). If the principal amount of this Note is prepaid in whole or in part, the prepayment shall be applied first to any interest accrued hereon to the date of prepayment. From the date of prepayment forward, interest shall accrue on a principal amount equal to the principal amount immediately prior to prepayment less the prepayment amount.

                                   ARTICLE 4

                                SUBORDINATION

     4.1 Subordination and Priority. The indebtedness evidences by this Note, including the principal and accrued interest, is expressly subordinate and subject in right of payment to the prior payment in full of all "Senior Indebtedness," whether now outstanding or hereafter created, incurred, assumed or guaranteed. Upon any terminating liquidation of assets of the Corporation, or upon the occurrence of any dissolution, winding up, liquidation, whether or not in bankruptcy, insolvency or receivership proceedings, the Corporation shall not pay thereafter, and the Holder of this Note shall not be entitled to receive thereafter, any amount in respect of the principal and interest of this Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged.

     4.2 Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on (a) indebtedness (other than this Note or any previously issued subordinated Note) of the Corporation evidenced by notes or similar obligations for money borrowed for trade purposes from or guaranteed to persons, firms or corporations which engage in lending money, including, but without limitation, individuals, banks, trust companies, insurance companies and other financing institutions and charitable trusts, pension trusts and other investing entities or organizations, (b) indebtedness of the Corporation for trade purposes evidenced by notes or Notes issued under the provisions of an indenture or similar instrument between the Corporation and a bank or trust Corporation and (c) indebtedness incurred, assumed or guaranteed by the Corporation in connection with the acquisition by it of any property or asset for trade purposes; provided that Senior Indebtedness shall exclude indebtedness which, by the terms of the instrument creating or evidencing such indebtedness, expressly provides that such indebtedness is not superior in right of payment to this Note. Senior Indebtedness shall exclude, and the indebtedness evidenced by this Note is expressly senior and entitled to priority in payment and upon liquidation with respect to, (i) all capital stock of the Corporation, and (ii) any indebtedness issued after the date of this Note and convertible into shares of the Corporation's Common Stock. Upon request by the Corporation, Holder shall promptly sign any subordination agreement or other acknowledgment consistent with the foregoing provisions.

     4.3 Rights Against the Corporation and Others. It is understood that the provisions of this Article 4 are solely for the purpose of defining the relative rights of the Holder of this Note and the holder of the Senior Indebtedness of the Corporation. Nothing contained in this Article 4 or elsewhere in this Note shall or is intended to impair, as between the Corporation, its creditors other than the holder of Senior Indebtedness, and the Holder of this Note, the unconditional and absolute obligation of the Corporation to pay the Holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the Holder of this Note and the creditors of the Corporation, other than the holder of such Senior Indebtedness; nor shall anything herein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Corporation received upon the exercise of any such remedy.

                                   ARTICLE 5

                           CORPORATION'S COVENANTS

     5.1 Affirmative Covenants. The Corporation agrees that until this Note is paid in full, the Corporation will:

           5.1.1 Records and Reports. Maintain a standard system of accounting in substantial conformity with generally accepted accounting principles and on a consistent basis; permit representatives of the Holder, as long as it holds this Note, or any securities acquired upon conversion of this Note, to have access to and to examine its properties, books and records at all reasonable times.

           5.1.2 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption.

           5.1.3 Maintain Insurance. Maintain public liability, property damage and workmen's compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by companies of similar size engaged in the same business.

           5.1.4 Pay Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as: (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (ii) it shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto.

           5.1.5 Notice of Default. Promptly notify the Holder of this Note in writing of the occurrence of any Event of Default hereunder or of any event which would become an Event of Default hereunder upon the lapse of time specified in this Note.

           5.1.6 Conduct of Business. Conduct the business of the Corporation in accordance with all applicable provisions of law.

           5.1.7 Related Party Transactions. Conduct any transactions or dealings with its affiliates on an arm's-length basis.

                                   ARTICLE 6

                              EVENTS OF DEFAULT

     The occurrence of any of the following events of default shall, at the option of the Holder hereof, cause interest to accrue on the unpaid principal balance of the Note at the default rate of 12% per year:

     6.1 Failure to Pay Principal or Interest. Failure to pay any installment of principal or interest hereon when due and continuance thereof for a period of five days after written notice to the Corporation from the Holder.

     6.2 Breach of Covenant. The breach of any covenant or other term or condition of this Note or the Secured Promissory Note dated as of the date of this Note, payable by the Corporation to James C. Hinkefent and Marilyn M. Hinkefent, as trustees of the James C. Hinkefent Trust dated July 11, 1994, as amended, Eric Hinkefent, Mary Ann O'Dell, Sally Sobol, and Amy Laminsky and continuance thereof for a period of thirty days after written notice to the Corporation from the Holder.

     6.3 Breach of Representations and Warranties. Any of the Corporation's representations or warranties made herein or any statement or certificate at time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     6.4 Insolvency; Receiver or Trustee. The Corporation shall become insolvent or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed.

     6.5 Judgments. Any material money judgment, writ or similar process shall be entered or filed against the Corporation or any of its property or other assets and shall remain unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder.

     6.6 Attachments. If any material writ of attachment shall be levied against any property or other assets of the Corporation and the Corporation shall not post a bond for the release of such attachment.

                                   ARTICLE 7

                                   TRANSFER

     7.1 Restriction on Transfer. This Note may not be partially transferred but may be transferred, before or after any conversion. The Holder may not transfer any Conversion Shares until he has first given written notice to the Corporation describing briefly the manner of any such proposed transfer and until (i) the Corporation has received from the Holder's counsel an opinion satisfactory to the Corporation and its counsel that such transfer can be made without compliance with the registration provisions of the Act, or
(ii) a registration statement filed by the Corporation is declared effective by the Commission; upon satisfaction of such conditions, the transfer by the Holder of any Conversion Shares shall cause the automatic termination of all rights of the Holder.

     7.2 Rights Upon Permitted Transfer. Upon any transfer of this Note permitted under this Article 8, the then unexercised conversion right set forth in Article 1 shall inure to the transferee(s) in proportion to their respective interests in remaining principal, or as the Holder shall allocate such conversion right or purchase right.

     7.3 Register. The Corporation shall maintain a register for the recordation of transfers of this Note, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Note, the Corporation shall register such transfer and issue a new Note or Notes of like aggregate principal amount and bearing the same date.

                                   ARTICLE 8

                                MISCELLANEOUS

     8.1 Status of the Holder of Note. This Note shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation, and no dividends shall be payable or accrue in respect of this Note or the securities issuable upon conversion, unless and until this Note is converted. Upon the conversion of this Note, the Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation are then closed or that the certificates representing such shares of Common Stock are not then actually delivered.

     8.2 Loss or Destruction of Note. The Corporation shall execute and deliver a new Note of like tenor and date upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of an indemnity by the original Holder hereof or in case of any transfer upon such terms as may be satisfactory to the Corporation, or, in the case of mutilation, upon surrender and cancellation of this Note.

     8.3 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery hereof.

     8.4 Purchase Agreement. This Note and the terms of the indebtedness evidenced hereby are issued and incurred subject to the terms of a certain Stock Purchase Agreement of even date herewith by and between the Corporation and the original Holder hereof, among others, the terms and conditions of which shall become binding upon any subsequent Holder or transferee of this Note.

     8.5 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     8.6 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered or five days after they are deposited in the United States mails, first class postage prepaid, addressed as set forth below:

               (a)    If to the Corporation:

                      Food For Health Co. Inc.
                      3655 W. Washington Street
                      Phoenix, AZ  85009
                      Attention:  Jerry Fleming, President

                      with a copy to:

                      Lewis and Roca LLP
                      40 North Central Avenue
                      Phoenix, Arizona 85004
                      Attention:  Scott DeWald, Esq.

               (b)    If to the Holder:

                      Health Food Associates, Inc.
                      d.b.a. Akin's, 7807 East 51st Street
                      Tulsa, Oklahoma 74145
                      Attention:  Eric Hinkefent

                      with a copy to:

                      Atkins and Atkins, P.C.
                      427 South Boston Avenue, Suite 815
                      Tulsa, Oklahoma 74103-4154
                      Attention:  R. Blake Atkins

     Either party may alter the person, office or address to which communications or copies are to be sent by giving notice.

     8.7 Binding Nature of Note. This Note shall be binding upon any successors and assigns of the Corporation and shall inure to the benefit of the Holder and its successors and assigns, except that the Holder may not assign or transfer its rights under this Note as expressly permitted by this Note.

     8.8 Cost of Collection. If default is made in the payment of this Note, the Corporation shall pay the Holder hereof costs of collection, including attorneys' fees.

     8.9 Governing Law. This Note has been executed in and shall be governed by the laws of the State of Arizona.

     8.10 Maximum Interest Rate. Notwithstanding the foregoing, the maximum total compensation that the Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law.



                                      FOOD FOR HEALTH CO., INC.,
                                      an Arizona corporation


                                      Jerry Fleming
                                      -----------------------------------
                                      Jerry Fleming, President







                                   EXHIBIT A





   NAME                               PRINCIPAL AMOUNT      PAYEE PERCENTAGE
   ----------------                   ----------------      ----------------
   Eric Hinkefent                       $500,000.00                25

   Mary Ann O'Dell                      $500,000.00                25

   Sally Sobol                          $500,000.00                25

   Amy Laminsky                         $500,000.00                25
                                      -------------               ---

   TOTAL                              $2,000,000.00               100%
                                      =============               ===